UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018 (August 28, 2018)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 266-8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreements

Between August 28, 2018 and August 30, 2018, following approval by the Compensation Committee of the Board of Directors, Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), entered into amended and restated employment agreements (each, an “Amended and Restated Employment Agreement” and, collectively, the “Amended and Restated Employment Agreements”) with Dr. Nassim Usman, Ph.D., the Company’s President and Chief Executive Officer, Dr. Howard Levy, M.B.B.Ch., Ph.D., M.M.M., the Company’s Chief Medical Officer, and Mr. Fletcher Payne, the Company’s Chief Financial Officer.

Copies of the Amended and Restated Employment Agreements are attached hereto as Exhibits 10.1, 10.2, and 10.3, and are incorporated herein by reference. The following description of the amendments made to the original employment agreements by way of the Amended and Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Employment Agreements.

Amended and Restated Employment Agreement with Dr. Usman

Dr. Usman’s Amended and Restated Employment Agreement provides that if the Company terminates Dr. Usman’s employment without “cause” or as a result of “constructive termination” (each as defined therein), in each case outside of the “Change in Control Protection Period” (as defined below), Dr. Usman would be eligible to receive, subject to certain conditions described in Dr. Usman’s Amended and Restated Employment Agreement, the following:

•	continued base salary for twelve (12) months after the termination (the “Usman Severance Period”);

•	accelerated vesting of options that would otherwise have vested during the Usman Severance Period; and

•	payment by the Company of the same portion of his monthly premium under COBRA as it pays for active employees until the close of the Usman Severance Period.

In addition, Dr. Usman’s Amended and Restated Employment Agreement provides that if Dr. Usman’s employment is terminated without “cause” or as a result of “constructive termination,” in each case during the six (6) month period prior to or the eighteen (18) month period following a “change in control” (as defined in the Company’s 2018 Omnibus Incentive Plan, as amended from time to time, the “Change in Control Protection Period”), Dr. Usman would be eligible to receive, subject to certain conditions described in Dr. Usman’s Amended and Restated Employment Agreement, the following:

•

severance payments, equal to the sum of (a) 150% of his annual base salary and (b) 150% of his maximum annual performance-based bonus, paid in equal installments for eighteen (18) months after the termination (the “Usman Post-COC Severance Period”);

•	accelerated vesting of 100% percent of any unvested options; and

•	payment by the Company of the same portion of his monthly premium under COBRA as it pays for active employees until the close of the Usman Severance Period.

Amended and Restated Employment Agreements with Dr. Levy and Mr. Payne

The Amended and Restated Employment Agreements with Dr. Levy and Mr. Payne provide that if the Company terminates the officer’s employment without “cause” or as a result of “constructive termination” (each as defined in the applicable Amended and Restated Employment Agreement), in each case outside of the Change in Control Protection Period, the officer would be eligible to receive, subject to certain conditions described in the applicable Amended and Restated Employment Agreement, the following:

•	continued base salary for nine (9) months after the termination (the “Levy-Payne Severance Period”);

•	accelerated vesting of options that would otherwise have vested during the Levy-Payne Severance Period; and

•	payment by the Company of the same portion of the officer’s monthly premium under COBRA as it pays for active employees until the close of the Levy-Payne Severance Period.

In addition, the Amended and Restated Employment Agreements with Dr. Levy and Mr. Payne provide that if the officer’s employment is terminated without “cause” or as a result of “constructive termination,” in each case during the Change in Control Protection Period, the officer would be eligible to receive, subject to certain conditions described in the applicable Amended and Restated Employment Agreement, the following:

•

severance payments, equal to the sum of (a) 100% of the officer’s annual base salary and (b) 100% of the officer’s maximum annual performance-based bonus, paid in equal installments for twelve (12) months after the termination (the “Levy-Payne Post-COC Severance Period”);

•	accelerated vesting of 100% percent of any unvested options; and

•	payment by the Company of the same portion of the officer’s monthly premium under COBRA as it pays for active employees until the close of the Levy-Payne Post-COC Severance Period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Employment Agreement, dated as of August 28, 2018, by and between the Company and Dr. Nassim Usman, Ph.D.

10.2*	Amended and Restated Employment Agreement, dated as of August 29, 2018, by and between the Company and Dr. Howard Levy, M.B.B.Ch., Ph.D., M.M.M.

10.3*	Amended and Restated Employment Agreement, dated as of August 30, 2018, by and between the Company and Mr. Fletcher Payne.

*Denotes	management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: August 31, 2018	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D. President and Chief Executive Officer